UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2023
Date of Report (date of earliest event reported)

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)	83-3838045 (I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
         Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH	New York Stock Exchange
Redeemable Warrants, exercisable for one share of Common Stock at an exercise price of $115.00 per share	UPH.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2022, on May 10, 2022, UpHealth, Inc. (the “Company” or “we”) entered into an employment agreement (the “Employment Agreement”) with Mr. Meckey for Mr. Meckey to be employed as the Chief Executive Officer of the Company. As further previously disclosed in the Current Report on Form 8-K filed with the SEC on January 13, 2023, on January 9, 2023, we entered into an Amendment to the Employment Agreement between Mr. Meckey and the Company, effective as of January 10, 2023 (the “Amendment”). On May 11, 2023, the Company’s Board of Directors (the “Board”) approved an Amended and Restated Employment Agreement between Mr. Meckey and the Company that amends and restates in its entirety, and replaces, the Employment Agreement and the Amendment (the “Amended and Restated Employment Agreement”). The Company and Mr. Meckey entered into the Amended and Restated Employment Agreement on May 12, 2023.

The Amended and Restated Employment Agreement amends the Employment Agreement so that the right of Mr. Meckey to receive an annual equity grant with a target grant date value of not less than $2,000,000 does not commence until the 2024 fiscal year. The Amended and Restated Employment Agreement provides that Mr. Meckey is awarded a bonus in the amount of $1,000,000 (the “IGI Bonus”) contingent upon the closing of the Company’s sale of IGI (as defined below) to Belmar (as defined below) and subject to Mr. Meckey’s continued employment with the Company through the date of the IGI Closing (as defined below), which has occurred on May 11, 2023. The IGI Bonus will be paid to Mr. Meckey in cash, less standard deductions and withholdings, no later than fifteen days following the IGI Closing.

The Amended and Restated Employment Agreement also provides that Mr. Meckey will be eligible to earn performance bonuses in the aggregate target amount of $1,000,000 based on the Company’s performance during the 2023, 2024 and 2025 fiscal years (together, such fiscal years are the “Performance Period”). Mr. Meckey is eligible to earn a performance bonus with respect to each fiscal year in the Performance Period (each a “Revenue Bonus”). His target Revenue Bonus amount applicable to each fiscal year within the Performance Period is $333,333.33. The amount of Revenue Bonus eligible to be earned by Mr. Meckey for each fiscal year during the Performance Period will be determined based on the applicable level of revenue received by the Company during such fiscal year. The applicable percentage of his Revenue Bonus that is eligible to be earned for each fiscal year within the Performance Period will be determined by reference to the Company’s level of revenue received for the applicable fiscal year as measured against the target revenue performance levels for such fiscal year as determined by the Board; with 100% of the target Revenue Bonus for a fiscal year being paid in the event that the targeted level of revenue is achieved by the Company, 85% of the of the target Revenue Bonus for a fiscal year being paid in the event that 85% of the targeted level of revenue is achieved by the Company, 120% of the of the target Revenue Bonus for a fiscal year being paid in the event that 120% of the targeted level of revenue is achieved by the Company, and linear interpolation between these designated performance levels.

The threshold and stretch targeted levels of revenue for each fiscal year within the Performance Period are independent for each fiscal year (i.e., if 85% of the targeted levels of revenue for a fiscal year is attained for such fiscal year and 110% of the targeted levels of revenue for a fiscal year is attained for such fiscal year, with respect to those fiscal years the Revenue Bonus amounts eligible to be earned are $283,333.33 and $366,666.66, respectively). If the Company does not meet the threshold goal of 85% of the targeted levels of revenue for the applicable fiscal year, Mr. Meckey is not eligible to earn or receive any Revenue Bonus with respect to such fiscal year. If the Company exceeds 125% of the targeted levels of revenue for the applicable fiscal year, the Revenue Bonus that Mr. Meckey is eligible to earn and receive for such fiscal year is 125% of the targeted levels of revenue amount for such fiscal year (i.e., $416,666.66). Whether and to what extent the applicable targeted levels of revenue for a fiscal year was attained for such fiscal year will be determined by the Board in a manner consistent with the amounts reported on the Company’s annual audited financial statements, and its determination will be final and binding on Mr. Meckey.

In all cases, Mr. Meckey’s eligibility to earn a Revenue Bonus for a fiscal year is subject to Mr. Meckey’s continued employment with the Company through the applicable date of payment of such Revenue Bonus. If a Revenue Bonus is eligible to be earned by Mr. Meckey for a fiscal year based on performance for such fiscal year, the applicable Revenue Bonus for such fiscal year will be paid to Mr. Meckey in the calendar year immediately following the fiscal year with respect to which the targeted levels of revenue were attained and no later than March 15 of the calendar year immediately following the fiscal year with respect to which the targeted level of revenue was attained.

In the event there is a Change in Control of the Company (as such term is defined in the Amended and Restated Employment Agreement) which occurs prior to the end of the Performance Period, and subject to Mr. Meckey’s continued employment with the Company through the date of such Change in Control, the targeted level of revenue for the remainder of the Performance Period (commencing with the fiscal year in which the Change in Control occurs) will be deemed to have been attained at the target level upon such Change in Control so that Mr. Meckey will instead be entitled to receive the target amount of Revenue Bonus for the remainder of the Performance Period, which will be paid in cash to Mr. Meckey no later than fifteen days following such Change in Control. For example, if a Change in Control transaction occurs on June 1, 2024 and Mr. Meckey remains employed by the Company on such date, then Mr. Meckey will receive a total Revenue Bonus equal to $666,666.66 for the 2024 and 2025 fiscal years ($333,333.33 for 2024 and $333,333.33 for 2025) and regardless of the Company’s actual level of attainment of the targeted level of revenue for the 2024 and 2025 fiscal years.

Except for payment of the Revenue Bonus that is triggered in connection with a Change in Control transaction in which case the form of payment shall always be in cash, the Company may, in its sole discretion, settle its obligation to pay the Revenue Bonus in cash or in vested shares of the Company’s common stock, to be issued pursuant to the terms of the Company’s 2021 Equity Incentive Plan, with a then current fair market value equal to the amount of the cash payment, with such Company share value determined in the same manner that the Company calculates such fair market value for tax administration and withholding purposes.

The Amended and Restated Employment Agreement also provides that Mr. Meckey will be eligible to receive a bonus in the amount of $300,000.00 (the “Share Price Bonus”) if both of the following conditions are met: (i) the Company’s daily weighted average trading price per share during the 30-trading-day period commencing with the date immediately following the date of the Company’s earnings release for the second quarter of fiscal 2023 equals or exceeds a target share price as determined by the Board (the “Share Price Goal”), and (ii) Mr. Meckey remains employed with the Company through the applicable payment date of the Share Price Bonus which shall be no later than March 15, 2024. The Company may, in its sole discretion, settle its obligation to pay the Share Price Bonus in cash or in vested shares of the Company’s common stock, to be issued pursuant to the terms of the Company’s 2021 Equity Incentive Plan, with a then current fair market value equal to the amount of the cash payment, with such Company share value determined in the same manner that the Company calculates such fair market value for tax administration and withholding purposes.

The Amended and Restated Employment Agreement also provides that, in the event that the Company terminates Mr. Meckey’s employment without Cause (as such term is defined in the Amended and Restated Employment Agreement) or Mr. Meckey terminates his employment for Good Reason (as such term is defined in the Amended and Restated Employment Agreement) otherwise than in connection with a Change in Control, in addition to what Mr. Meckey is entitled to receive under the Employment Agreement, Mr. Meckey will also receive a pro-rated portion of his Revenue Bonus, if any, for the fiscal year in which Mr. Meckey’s employment terminates, based on the number of days that Mr. Meckey was employed by the Company during such fiscal year and the applicable level of achievement of the Revenue Goal for the year of termination as determined by the Board in accordance with the terms of the Amended and Restated Employment Agreement (and for the avoidance of doubt, contingent upon achievement of the applicable threshold goal for such fiscal year), less standard deductions and withholdings, which will be paid at the same time as the Amended and Restated Employment Agreement otherwise provides for payment of the Revenue Bonus as if Mr. Meckey had remained employed through the applicable payment date, subject to any delay in payment required for purposes of compliance with Section 409A of the Internal Revenue Code. The Amended and Restated Employment Agreement further provides that, if the Share Price Goal was achieved on or prior to the date of Mr. Meckey’s termination of employment, but the Share Price Bonus has not yet been paid, then the Share Price Bonus shall be paid to Mr. Meckey, less standard deductions and withholdings, on the later of (i) March 15, 2024 or (ii) the Release Effective Date (as such term is defined in the Amended and Restated Employment Agreement), subject to any delay in payment required for purposes of compliance with Section 409A of the Internal Revenue Code.

The Amended and Restated Employment Agreement also provides that, in the event that the Company terminates Mr. Meckey’s employment without Cause (as such term is defined in the Amended and Restated Employment Agreement) or Mr. Meckey terminates his employment for Good Reason (as such term is defined in the Amended and Restated Employment Agreement) in connection with a Change in Control, in addition to what Mr. Meckey is entitled to receive under the Employment Agreement, any remaining unpaid supplemental compensation that would have been paid to Mr. Meckey had Mr. Meckey continued his employment with the Company through January 1, 2025 shall be paid in a lump sum no later than thirty days after the later of the Release Effective Date or the date of the Change in Control, subject to any delay in payment required for purposes of compliance with Section 409A of the Internal Revenue Code. In addition, Mr. Meckey will be paid the target amount of Revenue Bonus for the remainder of the Performance Period commencing with the fiscal year that includes that date of Mr. Meckey’s termination of employment which shall be paid in cash, less standard deductions and withholdings, on the later of: (i) the Release Effective Date, or (ii) within the fifteen day period following the Change in Control, subject to any delay in payment required for purposes of compliance with Section 409A of the Internal Revenue Code. The Amended and Restated Employment Agreement also provides that, if the Share Price Goal was achieved on or prior to the date of Mr. Meckey’s termination of employment, but the Share Price Bonus has not yet been paid, then the Share Price Bonus shall be paid in cash, less standard deductions and withholdings, on the later of: (i) the Release Effective Date, or (ii) within the fifteen day period following the Change in Control, subject to any delay in payment required for purposes of compliance with Section 409A of the Internal Revenue Code.

The Amended and Restated Employment Agreement also provides that, in the event Mr. Meckey’s employment is terminated as a result of his death or Complete Disability (as such term is defined in the Amended and Restated Employment Agreement), in addition to what Mr. Meckey is entitled to receive under the Employment Agreement, if the IGI Closing occurred on or prior to the date of Mr. Meckey’s termination and the IGI Bonus has not yet been paid to Mr. Meckey, the IGI Bonus shall be paid in cash, less standard deductions and withholdings, to Mr. Meckey or his estate on March 15, 2024. The Amended and Restated Employment Agreement further provides that, if Mr. Meckey’s employment terminates after the last date of any fiscal year within the Performance Period but prior to March 15 of the following year, Mr. Meckey or his estate shall receive the applicable amount of Revenue Bonus for such previously completed year, if any, as determined subject to attainment of the applicable performance goals (and for the avoidance of doubt, contingent upon achievement of the applicable threshold goal for such fiscal year), less standard deductions and withholdings, which will be payable in accordance with the terms of the Revenue Bonus provided in the Amended and Restated Employment Agreement as a lump sum to Mr. Meckey or his estate on March 15 of the year immediately following the year of termination of Mr. Meckey’s employment. The Amended and Restated Employment Agreement also provides that, if Mr. Meckey’s employment terminates during any year within the Performance Period, Mr. Meckey or his estate shall also receive a pro-rated portion of his Revenue Bonus for the year of termination, if any, based on the number of days Mr. Meckey was employed during such fiscal year and the Company’s appliable level achievement of the Revenue Goals for the year of termination as determined by the Board in accordance with the terms of the Revenue Bonus provided in the Amended and Restated Employment Agreement (and for the avoidance of doubt, contingent upon achievement of the applicable threshold goal for such fiscal year) to be paid, less standard deductions and withholdings, as a lump sum to Mr. Meckey or his estate on March 15 of the year immediately following the year of termination of Mr. Meckey’s employment. The Amended and Restated Employment Agreement further provides that, if the Share Price Goal was achieved on or prior to the date of Mr. Meckey’s termination of employment, but the Share Price Bonus has not yet been paid, then the Share Price Bonus shall be paid, less standard deductions and withholdings, to Mr. Meckey or his estate on March 15, 2024.

The Amended and Restated Employment does not make any other substantive changes to the terms and conditions of the Employment Agreement or the Amendment, and to the extent such terms and conditions have been previously stated in the Current Reports on Form 8‑K filed with the SEC on either May 12, 2022 or January 13, 2023, such descriptions are incorporated by reference herein. The foregoing summary of the amended terms and conditions of the Amended and Restated Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Amended and Restated Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K/A (this “Current Report”), and the terms of which are incorporated herein by reference.

Item 8.01    Other Events.

The Company is filing this amendment to its previously filed Current Report on Form 8-K, dated April 7, 2023 (the “April 7 Current Report”), to provide certain additional updated pro forma condensed consolidated financial information giving effect to the sale of 100% of the outstanding capital stock of Innovations Group, Inc., a Utah corporation (“IGI” and, together with each of IGI’s wholly-owned subsidiaries, the “Group Companies”) and a wholly-owned subsidiary of UpHealth Holdings, Inc., a Delaware corporation (“UpHealth Holdings”) and a wholly-owned subsidiary of the Company, to Belmar MidCo, Inc., a Delaware corporation (“Belmar”) and a wholly-owned subsidiary of Belmar Holdings, Inc., a Delaware corporation, a portfolio company of Webster Capital IV, L.P., a Delaware limited partnership, pursuant to a stock purchase agreement (the “Stock Purchase Agreement”), dated February 26, 2023, by and among the Company, UpHealth Holdings, IGI and Belmar (the sale of the capital stock of IGI contemplated by the Stock Purchase Agreement, the “Transaction”), as set forth in Item 9.01 below.

As previously announced in the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2023, the Company completed the closing of the Transaction (the “IGI Closing”) on May 11, 2023. The gross cash proceeds from the Transaction were approximately $56,000,000, before adjustments for the Group Companies’ net working capital, closing debt and accrued but unpaid expenses related to the Transaction, and less the Escrow Amount (as defined in the Stock Purchase Agreement). Following the IGI Closing, in connection with a customary adjustment to the Purchase Price (as defined in the Stock Purchase Agreement), which adjustment is expected to occur no earlier than 60 days following the date of the IGI Closing, the Purchase Price will be increased by the amount of unrestricted cash and cash equivalents of the Group Companies as of 11:59 p.m. Pacific Time on the day immediately prior to the date of the IGI Closing, if any.

Furthermore, as previously announced in the April 7 Current Report, the Company filed the unaudited pro forma condensed balance sheet of the Company as of December 31, 2022, the unaudited pro forma condensed statement of operations for the year ended December 31, 2022, and the notes related thereto, all giving pro forma effect to the Transaction, with the unaudited pro forma condensed balance sheet giving effect to the Transaction as if it had occurred on December 31, 2022, and the unaudited pro forma condensed statement of operations giving effect to the Transaction as if it had occurred on January 1, 2022.

Included as Exhibit 99.1 to this Current Report is the unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 2023, the unaudited pro forma condensed consolidated statements of operations of the Company for the three months ended March 31, 2023, and the year ended December 31, 2022, and the notes related thereto (the “Unaudited Pro Forma Condensed Consolidated Financial Information”), updated to give effect to the Transaction as if they occurred on January 1, 2022.

The Unaudited Pro Forma Condensed Consolidated Financial Information included in this Current Report has been presented for informational purposes only. It does not purport to represent the actual balance sheet that the Company would have achieved had the Transaction occurred on March 31, 2023, nor does it purport to represent the actual results of operations that the Company would have achieved had the Transaction occurred on January 1, 2022, and is not intended to project the future balance sheet or results of operations that the Company may achieve as a result of the Transaction.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Item
10.1†	Amended and Restated Employment Agreement, dated as of May 11, 2023, by and between UpHealth, Inc. and Samuel J. Meckey.
99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of UpHealth, Inc. as of March 31, 2023, for the three months ended March 31, 2023, and for the year ended December 31, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
†	Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the Company treats as private or confidential. The Company agrees to furnish supplementally an unredacted copy of the exhibit, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2023

By:	/s/ Samuel J. Meckey
Name:	Samuel J. Meckey
Title:	Chief Executive Officer